UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

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Tenet Healthcare Corporation

(Name of Registrant as Specified in Its Charter)

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Tenet Issues Statement

DALLAS – February 2, 2018 – Tenet Healthcare Corporation (NYSE: THC) today issued the following statement:

On January 21, 2018, the Tenet Board amended the Company’s bylaws to provide shareholders representing a majority of the Company shares with the ability to call a special meeting. These amendments demonstrate Tenet’s continued commitment to strong governance, and provide a clear process for shareholders to decide on company matters that are important to all shareholders. We are committed to continuing to enhance our corporate governance practices.

Today, we received a proposal made by Glenview Capital to amend the Company’s bylaws to include a provision that would allow shareholders to act by written consent. The Company is reviewing the submission. We will make a recommendation to shareholders in due course. Tenet shareholders are not required to take any action at this time.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with 120,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates general acute care and specialty hospitals, ambulatory surgery centers, urgent care centers and other outpatient facilities in the United States and the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Investor Contact: Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact: Daniel Waldmann 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2016, Form 10-Q for the quarterly period ended September 30, 2017 and other filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Company’s 2018 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.tenethealth.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on March 24, 2017 with respect to the Company’s 2017 Annual Meeting of Shareholders and, with respect to directors and executive officers appointed following such date, in certain of the Company’s Current Reports on Form 8-K filed with the SEC subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2018 Annual Meeting of Shareholders.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.